Exhibit 99.2

 South Plains Financial  Earnings Presentation  Fourth Quarter, 2021  1

 Safe Harbor Statement and Other Disclosures   FORWARD-LOOKING STATEMENTSThis presentation contains, and future oral and written statements of South Plains Financial, Inc. (“South Plains” or the “Company”) and City Bank (“City Bank” or the “Bank”) may contain, statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect South Plains’ current views with respect to, among other things, the ongoing COVID-19 pandemic, future events and South Plains’ financial performance. Any statements about South Plains’ expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Forward-looking statements include, but are not limited to: (i) projections and estimates of revenues, expenses, income or loss, earnings or loss per share, and other financial items, (ii) statements of plans, objectives and expectations of South Plains or its management, (iii) statements of future economic performance, and (iv) statements of assumptions underlying such statements. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of South Plains and City Bank. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of South Plains and City Bank to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, local, regional, national and international economic conditions, the extent of the impact of the COVID-19 pandemic (and any current or future variant thereof), including the impact of actions taken by governmental and regulatory authorities in response to such pandemic, such as the Coronavirus Aid, Relief, and Economic Security Act and subsequent related legislations, and the programs established thereunder, and City Bank’s participation in such programs, volatility of the financial markets, changes in interest rates, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, the receipt of required regulatory approvals, changes in non-performing assets and charge-offs, adequacy of loan loss reserves, changes in tax laws, current or future litigation, regulatory examinations or other legal and/or regulatory actions, the impact of any tariffs, terrorist threats and attacks, acts of war or threats thereof or other pandemics. Due to these and other possible uncertainties and risks, South Plains can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation. For more information about these factors, please see South Plains’ reports filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”), including South Plains’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Further, any forward-looking statement speaks only as of the date on which it is made and South Plains undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements, express or implied, herein are qualified in their entirety by this cautionary statement.NON-GAAP FINANCIAL MEASURESManagement believes that certain non-GAAP performance measures used in this presentation provide meaningful information about underlying trends in its business and operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, SPFI’s reported results prepared in accordance with GAAP. Numbers in this presentation may not sum due to rounding.  2

Today's Speakers



Curtis C. Griffith
Chairman & Chief Executive Officer

- Elected to the board of directors of First State Bank of Morton, Texas, in 1972 and employed by it in 1979
- Elected Chairman of the First State Bank of Morton board in 1984
- Chairman of the Board of City Bank and the Company since 1993



Cory T. Newsom
President

- Entire banking career with the Company focused on lending and operations
- Appointed President and Chief Executive Officer of the Bank in 2008
- Joined the Board in 2008



Steven B. Crockett
Chief Financial Officer & Treasurer

- Began his career in public accounting in 1994 by serving for seven years with a local firm in Lubbock, Texas
- Appointed Chief Financial Officer in 2015
- Controller of the Bank and the Company for 14 and 5 years respectively

South Plains Financial, Inc.
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Fourth Quarter and Full Year 2021 Highlights

Parent company of City Bank, a leading Texas-based community bank headquartered in Lubbock, TX

One of the largest independent banks headquartered in West Texas

$3.9 Billion in Total Assets as of December 31, 2021



Santa Fe
Albuquerque
New Mexico
Ruidoso
El Paso
Lubbock
Midland
Odessa
Texas
Ft. Worth
Dallas
Bryan / College Station
Austin
San Antonio
Houston
City Bank Branch Locations

NASDAQ: SPFI 4Q'21 Highlights

- ✓ Net income of $14.6 million, compared to $15.2 million in 3Q'21 and $15.9 million in 4Q'20
- ✓ Diluted earnings per share of $0.79, compared to $0.82 in 3Q'21 and $0.87 in 4Q'20
- ✓ Pre-tax, pre-provision income (non-GAAP) of $18.2 million, compared to $18.9 million in 3Q'21 and $20.0 million in 4Q'20
- ✓ Average cost of deposits decreased to 23 bps, compared to 25 bps in 3Q'21 and 31 bps in 4Q'20
- ✓ Net interest margin, calculated on a tax-equivalent basis, of 3.50%, compared to 3.58% in 3Q'21 and 3.64% in 4Q'20

Full Year 2021 Highlights

- ✓ $3.9 billion in total assets, compared to $3.6 billion at 12/31/20
- ✓ Net Income of $58.6 million, compared to $45.4 million in 2020
- ✓ Diluted earnings per share of $3.17, compared to $2.47 in 2020
- ✓ Loan growth of $216.0 million or 9.7% during 2021
- ✓ Tangible book value per share (non-GAAP) of $21.51, compared to $18.97 at 12/31/20
- ✓ Return on Average Assets of 1.56%, compared to 1.31% in 2020

Source: Company documents

Note: Tangible book value per share is a non-GAAP measures. See appendix for the reconciliation to GAAP

South Plains Financial, Inc.

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 Loan Portfolio    5  4Q’21 Highlights  Total loans increased by $8.5 million compared to 3Q’21, primarily due to:$30.5 million organic net loan growthPartially offset by SBA forgiveness and repayments of $22.0 million in PPP loans Additionally, there were $26.8 million in early payoffs from two hotel loans and a classified commercial creditStrategic initiative underway to grow SPFI’s banking team by more than 30% over two years with a primary focus on Dallas and Houston markets4Q’21 yield on loans, ex-PPP, of 4.81%; a decrease of 5 bps compared to 3Q’21, excluding PPP loans  Total Loans Held for Investment$ in Millions  Source: Company documents

 Loan Portfolio    6  Portfolio Composition        Loan Portfolio ($ in millions)     12/31/21  Commercial C&D  $   104.8  Residential C&D      218.3   CRE Owner/Occ.    230.6  Other CRE Non Owner/Occ.      440.8   Multi-Family      138.4   C&I      376.8   Agriculture      191.2   1-4 Family      387.7   Auto      240.7   Other Consumer      68.1   PPP      40.2            Total  $  2,437.6   Source: Company documents  Active loan modifications attributed to the COVID-19 pandemic were 0.7%, or $15.9 million, of total loans at December 31, 2021. All of these active modified loans are in the hotel portfolio and have original modified terms that extended up to 18 months. We expect that these remaining modified loans will return to full payment status at the end of their respective modification periods.   4Q’21 Highlights

 Mortgage Banking Overview  7  Mortgage Banking Activity$ in Millions  4Q’21 Highlights  $49 million decrease in interest rate lock commitments at 12/31/21 compared to 9/30/21Mortgage loan originations decreased 16.1% in 4Q’21 compared to 3Q’21Mortgage servicing rights asset valuation – a positive adjustment of $400 thousand in 4Q’21, compared to a positive adjustment of $119 thousand in 3Q’21  Source: Company documents

 Noninterest Income    8  Noninterest Income$ in Millions  4Q’21 Highlights  Noninterest income of $22.9 million, compared to $25.8 million in 3Q’21; the decrease is primarily due to:$2.4 million decrease in mortgage banking activities revenueSeasonal decrease of $1.6 million in income from insurance activitiesPartially offset by increase of $434 thousand in bank card services and interchange feesRevenue from mortgage banking activities was 23% of total revenue, compared to 26% in 3Q’21 and 30% in 4Q’20  Source: Company documents

 Diversified Revenue Stream  Twelve Months Ended December 31, 2021    9  Total Revenues$219.2 million  Noninterest Income$97.5 million    Source: Company documents

 Net Interest Income and Margin    10  Net Interest Income & Margin$ in Millions  4Q’21 Highlights  Net interest income of $31.4 million, compared to $31.2 million in 3Q’21; the increase was due to:Growth of $66.1 million in average loans outstandingPartially offset by 9 bps decrease in loan yield4Q’21 net interest margin (“NIM”), calculated on a tax-equivalent basis, of 3.50% and a decrease of 8 bps compared to 3Q’21   Source: Company documents

 Deposit Portfolio  11  Total Deposits$ in Millions  4Q’21 Highlights  Total Deposits of $3.34 billion at 4Q’21, an increase of $129 million from 3Q’21Largest increase was experienced in personal accounts Cost of interest-bearing deposits declined in 4Q’21 to 35 bps from 37 bps in 3Q’21Noninterest-bearing deposits represented 32.1% of deposits in 4Q’21, compared to 32.8% in 3Q’21  Source: Company documents

 Credit Quality    12  4Q’21 Highlights  Credit Quality Ratios  While growth continued in the loan portfolio, the Company made no provision for loan loss in 4Q’21 in light of the general improvements in the economy and a decline in classified loans of $20.3 million in 4Q’21Ratio of Allowance for Loan Losses (“ALLL”) to Loans Held for Investment (“HFI”) was 1.73% at 12/31/21  Net Charge-Offs to Average Loans  ALLL to Total Loans HFI  Source: Company documents

Select Loan Industry Concentration Detail

As of December 31, 2021

Hospitality

- Total operating hospitality loans of $113 million*
- $8 million in hotels under construction, with no unfunded commitments
- 83% of balances are to limited service hotels
- 35% of operating hospitality classified; <1.0% is nonaccrual; none are 30 days or more past due
- ALLL on operating hospitality is 7.8%*

* Does not include loans reported in construction and development


Hotels by Geography
Lubbock, 6%
Other 5%
Amarillo area, 10%
El Paso, 29%
Permian and Central TX, 25%
Dallas / Ft. Worth, 25%

Direct Energy

- Total direct energy loans of $119 million
- 96% support services, 4% upstream
- Nearly 100% are located in Permian and Palo Duro Basins
- 5% of energy sector classified; <1.0% is 30 days or more past due
- ALLL on energy sector is 1.8%


Energy Support Services by Type
Real Estate Secured, 16%
Production, 32%
Other, 9%
Waste Water, 2%
Compression, 35%
Exploration, 6%

Source: Company documents

South Plains Financial, Inc.
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Investment Securities    14  4Q’21 Highlights  Investment Securities totaled $724.5 million at 12/31/21, a decrease of $28.1 million from 3Q’21All municipal bonds are in TexasAll MBS, CMO, and Asset Backed securities are U.S. Government or GSE  4Q’21 Securities Composition  $752.6million  Securities & Cash$ in Millions  Source: Company documents

 Noninterest Expense and Efficiency  15  Noninterest Expense$ in Millions  4Q’21 Highlights  Noninterest expense for 4Q’21 decreased $2.0 million from 3Q’21 primarily due to:$1.1 million decrease in personnel expense related to the seasonal decline in insurance activities$854 thousand decrease in mortgage commissions due to the decline in mortgage loan originations during 4Q’21Partially offset by an $881 thousand increase in professional services expensesManagement continues to focus on reducing fixed expenses to drive improved profitability     Source: Company documents

 Balance Sheet Highlights$ in Millions  Balance Sheet Growth and Development  16  Tangible Book Value Per Share  Note: Tangible book value per share is a non-GAAP measure. See appendix for the reconciliation to GAAP   Source: Company documents

 Strong Capital Base    17  Tangible Common Equity to Tangible Assets Ratio  Common Equity Tier 1 Ratio  Tier 1 Capital to Average Assets Ratio  Total Capital to Risk-Weighted Assets Ratio  Source: Company documents  Note: Tangible common equity to tangible assets is a non-GAAP measure. See appendix for the reconciliation to GAAP

 Appendix  18

 Non-GAAP Financial Measures    19    As of and for the quarter ended                               December 31,2021       September 30,2021       June 30,2021       March 31,2021       December 31,2020    Pre-Tax, Pre-Provision Income                                            Net income  $  14,614     $  15,190     $  13,650     $  15,160     $  15,924  Income tax expense     3,631        3,716        3,422        3,738        3,968  Provision for loan losses     -        -        (2,007)      89        141                                          Pre-tax, pre-provision income  $  18,245     $  18,906     $  15,065     $  18,987      $  20,033  Unaudited$ in Thousands  Source: Company documents    As of the quarter ended                               December 31,2021       September 30,2021       June 30,2021       March 31,2021       December 31,2020    Tangible common equity                                           Total common stockholders' equity  $  407,427     $  398,276     $  392,815     $  374,671     $  370,048  Less:  goodwill and other intangibles     (25,403)        (25,804)        (26,226)        (26,648)        (27,070)                                            Tangible common equity  $  382,024     $  372,472     $  366,589     $  348,023     $  342,978                                            Tangible assets                                         Total assets  $  3,901,855     $  3,774,175     $  3,712,915     $  3,732,894     $  3,599,160  Less:  goodwill and other intangibles     (25,403)        (25,804)        (26,226)        (26,648)        (27,070)                                            Tangible assets  $  3,876,452     $  3,748,371     $  3,686,689     $  3,706,246     $  3,572,090                                            Shares outstanding     17,760,243        17,824,094        18,014,398        18,053,229        18,076,364                                            Total stockholders' equity to total assets     10.44%       10.55%       10.58%        10.04%        10.28%  Tangible common equity to tangible assets     9.85%      9.94%      9.94%        9.39%        9.60%  Book value per share  $  22.94     $  22.34     $  21.81     $  20.75     $  20.47  Tangible book value per share  $  21.51     $  20.90     $  20.35     $  19.28     $  18.97